EXHIBIT 11.1

          UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
                                (UNAUDITED)

                                  For the Three Months Ended
                             June 30, 1995         June 30, 1994
                                      Per                   Per
                            Amount   Share        Amount   Share
PRIMARY:
Average shares
  outstanding             3,245,470             3,239,899

Dilutive stock
  options-based
  on the treasury
  stock method
  using the average
  market price                                        430

Adjusted shares
  outstanding             3,245,470             3,240,329


Net (loss) income        $ (321,846) $(.10)    $   30,553  $.01

                                  For the Three Months Ended
                             June 30, 1995         June 30, 1994
                                     Per                   Per
                            Amount   Share        Amount   Share
FULLY DILUTED:
Average shares
  outstanding             3,245,470             3,239,899

Dilutive stock
  options-based
  on the treasury
  stock method
  using the
  quarter-end
  market price
  if higher than
  the average
  market price                                        430

Adjusted shares
  outstanding             3,245,470             3,240,329

Net (loss) income        $ (321,846) $(.10)    $   30,553  $.01